Exhibit 99.(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 22, 2002, relating to the financial statements which appears in the December 31, 2001 Annual Report to Shareholders of Conseco Series Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Independent Accountants/Auditors" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP


CHICAGO, ILLINOIS
April 30, 2002